EXHIBIT 99.1

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of Bull Run Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:               February 11, 2004

GE CAPITAL EQUITY INVESTMENTS, INC.

By:   /s/  Frank Ertl
     ---------------------------------------
     Name:   Frank Ertl
     Title:  Senior Vice President, Chief
             Financial Officer and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION

By:   /s/ Frank Ertl
     ---------------------------------------
      Name:   Frank Ertl
      Title:  Department Operations Manager

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By:   /s/ Frank Ertl
     ---------------------------------------
      Name:   Frank Ertl
      Title:  Attorney-in-Fact

GENERAL ELECTRIC COMPANY

By:   /s/ Frank Ertl
      -------------------------------
      Name:   Frank Ertl
      Title:  Attorney-in-Fact



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
NBC SPORTS VENTURES, INC.

By:   /s/ Elizabeth A. Newell
      -------------------------------
       Name:  Elizabeth A. Newell
       Title:  Assistant Secretary


NATIONAL BROADCASTING COMPANY, INC.

By:    /s/ Elizabeth A. Newell
      -------------------------------
      Name:  Elizabeth A. Newell
      Title:  Assistant Secretary

NATIONAL BROADCASTING COMPANY HOLDING, INC.

By:    /s/ Elizabeth A. Newell
      -------------------------------
      Name:  Elizabeth A. Newell
      Title:  Assistant Secretary



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